United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2008

Clarus Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-24277	58-1972600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Landmark Square, 22nd Floor, Stamford Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 428-2000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

See the description set forth in Item 3.03 of this Current Report on Form 8-K which is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

On February 7, 2008, the Board of Directors of Clarus Corporation (“Clarus” or the “Company”) approved a Rights Agreement (the “Rights Agreement”) that provides for the terms of a rights plan including a dividend distribution of one preferred share purchase right (a “Right”) for each outstanding share of the Company’s common stock, par value $0.0001 (the “Common Stock”). The dividend is payable to Clarus’ stockholders of record as of the close of business on February 12, 2008 (the “Record Date”). The parties to the Rights Agreement are Clarus and American Stock Transfer & Trust Company, as rights agent.

The Company’s Board of Directors (the “Board”) adopted the Rights Agreement to protect the Company’s ability to carry forward its net operating losses (the “NOLs”), which the Company believes are a substantial asset. The Rights Agreement is designed to assist in limiting the number of 5% or more owners and thus reduce the risk of a possible “change of ownership” under Section 382 of the Internal Revenue Code of 1986 as amended (the “Code”). Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guaranty that the objective of preserving the value of the NOLs will be achieved.

The Rights Agreement imposes a significant penalty upon any person or group that acquires 4.9% or more (but less than 50%) of Clarus’ then-outstanding Common Stock without the prior approval of Clarus’ Board. Stockholders who own 4.9% or more of Clarus’ then-outstanding Common Stock as of the close of business on the Record Date, will not trigger the Rights Agreement so long as they do not increase their ownership of the Company’s Common Stock. Moreover, Clarus’ Board may exempt any person or group that owns 4.9% or more. A person or group that acquires a percentage of Clarus’s Common Stock in excess of the applicable threshold but less than 50% of Clarus then-outstanding Common Stock is called an “Acquiring Person.” Any rights held by an Acquiring Person are void and may not be exercised.

Clarus’ Board authorized the issuance of one Right per each share of Clarus’ Common Stock outstanding on the Record Date. If the Rights become exercisable, each Right would allow its holder to purchase from Clarus one one-hundredth of a share of Clarus’ Series A Junior Participating Preferred Stock, par value $0.0001 (the “Preferred Stock”), for a purchase price of $12.00. Each fractional share of Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as one share of Clarus’ Common Stock. Prior to exercise, however, a Right will not give its holder any dividend, voting or liquidation rights.

The Rights will not be exercisable until 10 days after a public announcement by Clarus that a person or group has become an Acquiring Person. Until the date that the Rights become exercisable (the “Distribution Date”), Clarus’ Common Stock certificates will evidence the Rights and will contain a notation to that effect. Any transfer of shares of Common Stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights will be separated from the Common Stock and be evidenced by a rights certificate, which Clarus will mail to all holders of the rights that are not void.

If a person or group becomes an Acquiring Person after the Distribution Date or already is an Acquiring Person and acquires more shares after the Distribution Date, all holders of Rights, except the Acquiring Person, may exercise their rights to purchase shares of Clarus’ Common Stock with a market value of two times the purchase price (or other securities or assets as determined by Clarus’ Board of Directors) upon payment of the purchase price (a “Flip-In Event”). After the Distribution Date, if a Flip-In Event has already occurred and Clarus is acquired in a merger or similar transaction, all holders of the Rights except the Acquiring Person may exercise their Rights upon payment of the purchase price to purchase shares of the acquiring corporation with a market value of two times the purchase price of the Rights (a “Flip-Over Event”). Rights may be exercised to purchase shares of Clarus Preferred Stock only after the occurrence of the Distribution Date and prior to the occurrence of a Flip-In Event as described above. A Distribution Date resulting from any occurrence described above would necessarily follow the occurrence of a Flip-In Event, in which case the Rights could be exercised to purchase shares of Common Stock or other securities as described above.

The Rights will expire at such time the Company’s Board determines that the NOLs are fully utilized or no longer available under Section 382 of the Code or the Rights are earlier redeemed or exchanged by the Company. Clarus’ Board may redeem all (but not less than all) of the Rights for a redemption price of $0.0001 per Right at any time prior to the later of the Distribution Date and the date of the first public announcement or disclosure by Clarus that a person or group has become an Acquiring Person. Once the Rights are redeemed, the right to exercise the Rights will terminate, and the only right of the holders of the Rights will be to receive the redemption price. The redemption price will be adjusted if Clarus declares a stock split or issues a stock dividend on its Common Stock. After the later of the Distribution Date and the date of the first public announcement by Clarus that a person or group has become an Acquiring Person, but before an Acquiring Person owns 50% or more of Clarus’ outstanding Common Stock, Clarus’ Board may exchange each Right (other than the Rights that have become void) for one share of Common Stock or an equivalent security.

Clarus’ Board may adjust the purchase price of the Preferred Stock, the number of shares of the preferred shares issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including a stock dividend, a stock split or a reclassification of the Preferred Stock or Common Stock. No adjustments to the purchase price of less than 1% will be made.

Before the time the Rights cease to be redeemable, Clarus’ Board may amend or supplement the Rights Agreement without the consent of the holders of the Rights, except that no amendment may decrease the redemption price below $0.0001 per right. At any time thereafter, Clarus’ Board may amend or supplement the Rights Agreement only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the Rights Agreement, but only to the extent that those changes do not impair or adversely affect any Rights holder and do not result in the Rights becoming redeemable.

The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is attached hereto as Exhibit 4.2.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Clarus will file a Certificate of Designation (the “Certificate of Designation”) of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware. See the description in Item 3.03 of this Current Report on Form 8-K for a more complete description of the rights and preferences of the Series A Junior Participating Preferred Stock. A copy of the form of the Certificate of Designation is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description

3.1	Form of Certificate of Designation of Series A Junior Participating Preferred Stock.

4.1	Form of Rights Certificate.

4.2	Rights Agreement, dated as of February 12, 2008, by and between Clarus Corporation and American Stock Transfer & Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2008

CLARUS CORPORATION

	By:	/s/ Philip A. Baratelli
	Name:	Philip A. Baratelli
	Title:	Chief Financial Officer

Exhibit Index

Number	Description

3.1	Form of Certificate of Designation of Series A Junior Participating Preferred Stock.

4.1	Form of Rights Certificate.

4.2	Rights Agreement, dated as of February 12, 2008, by and between Clarus Corporation and American Stock Transfer & Trust Company.